Exhibit 1(b)
                                 THE FUND, INC.



             ARTICLES SUPPLEMENTARY TO THE ARTICLES OF INCORPORATION

               THE FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                FIRST: The sole director of the Corporation, pursuant to a written consent dated March 21, 1988, adopted resolutions:

               classifying one hundred million (100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of One Hundred Thousand Dollars ($100,000) as Class A Common Stock;

               classifying one hundred million ($100,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of one Hundred Thousand Dollars ($100,000) as Class B Common Stock;

               classifying one hundred million ($100,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of One Hundred Thousand Dollars ($100,000) as Class C Common Stock;

              classifying one hundred million (100,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of One Hundred Thousand Dollars ($100,000) as Class D Common Stock;

              classifying five hundred million (500,000,000) of the unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class E Common Stock;

              classifying five, hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class F Common Stock;

              classifying five hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class G Common Stock;

              classifying five hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class H Common Stock;

              classifying five hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class I Common Stock;


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              classifying five hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share, and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class J Common Stock;

              classifying five hundred million (500,000,000) unissued shares of the common stock of the Corporation, par value $.001 per share and with an aggregate par value of Five Hundred Thousand Dollars ($500,000) as Class K Common Stock; and by settling before the issuance, of such shares, the preferences, rights, voting powers, restrictions, limitations as to dividends, qualification or terms or redemption of, and the conversion or other rights, thereof as hereinafter set forth.

              SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the board of directors of the Corporation is as follows:

              A description, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation are set forth in Article Six Section (6) of the Corporation's Articles of Incorporation, as amended, and have not been changed by the board of directors of the Corporation.



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                THIRD: The shares aforesaid have been duly classified by the sole director of the Corporation pursuant to authority and power contained in the charter of the Corporation.

               IN WITNESS WHEREOF, The Fund, Inc. has caused these presents to be signed and attested in its name and on its behalf by its President on March 24, 1988.

 ATTEST:                                       THE FUND, INC.

 /s/JANE K. SAGENDORPH                         /s/JOE MCKEE THOMSON
 ---------------------                         --------------------
 Jane K. Sagendorph                            Joe McKee Thomson
 Assistant Secretary                           President

               THE UNDERSIGNED, President of The Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




 /s/JOE MCKEE THOMSON
 --------------------
 Joe McKee Thomson
 President